UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 4, 2007
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
State or Other Jurisdiction of	Commission File No.	I.R.S. Employer Identification
Incorporation or Organization		Number
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 4, 2007, Midwest Banc Holdings, Inc. (the “Company”) entered into a revolving line of credit ($75,000,000) with a maturity date of April 3, 2008. Interest payments are due monthly at the one month LIBOR rate plus 115 basis points; the loan is secured by the common stock of the Company’s subsidiary bank. The revolving line of credit includes the following covenants: (1) the subsidiary bank must not have nonperforming loans in excess of 3.00% of total loans for 2007 and 2.00% thereafter; (2) the subsidiary bank must report a quarterly profit, excluding charges related to acquisitions; and (3) the subsidiary bank must be considered well capitalized. The Company was in compliance with these debt covenants as of April 4, 2007. The loan agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On April 5, 2007, the Company announced that it will release first quarter 2007 earnings after the market closes on Tuesday, April 24, 2007 and conduct a conference call to discuss these results the following morning, April 25, 2007, at 10:00 A.M. eastern/9:00 A.M. central. Attached as Exhibit 99.1 is a copy of the press release relating to the earnings release and conference call, which is incorporated herein by reference.
Note: the information in this report provided in item 7.01 (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit 10.1 Loan Agreement

Exhibit 99.1 Earnings Call Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.

Date: April 5, 2007	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Executive Vice President and
Chief Financial Officer